Exhibit 1.1

EXECUTION VERSION

MasterCard Incorporated

€700,000,000 1.100% Notes Due 2022

€800,000,000 2.100% Notes Due 2027

€150,000,000 2.500% Notes Due 2030

Underwriting Agreement

New York, New York

November 23, 2015

To the Underwriters named in

     Schedule II hereto

Ladies and Gentlemen:

MasterCard Incorporated, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Merrill Lynch International (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”) dated as of March 31, 2014, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 22 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an “automatic shelf registration statement,” as defined in Rule 405, on Form S-3 (File No. 333-204959), including the related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the

Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall comply in all material respects with the applicable requirements of the Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus. Each subsidiary of the Company that is a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of the jurisdiction in which it is chartered or organized, with full corporate or entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to result in a material adverse change in or affecting the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i) Each of the Company and its Significant Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification; except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(j) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except such security interests, claims, liens or encumbrances that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(k) The statements set forth in the Disclosure Package and the Final Prospectus under the headings “Description of Notes” and “Description of Debt Securities” insofar as they purport to constitute a summary of the terms of the Securities, are accurate and fair summaries of such terms in all material respects.

(l) The statements set forth in the Disclosure Package and the Final Prospectus under the headings “Government Regulation,” “Risk Factors—Legal and Regulatory Risks” and “Legal Proceedings” insofar as they purport to constitute a summaries of legal matters or proceedings, are accurate and fair summaries of such matters described therein in all material respects.

(m) The statements set forth in the Disclosure Package and the Final Prospectus under the headings “Material United States Federal Income Tax Consequences” and “Certain United States Federal Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) The Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee) and paid for as provided herein will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto; and the Securities will conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(p) The Indenture has been duly authorized, executed and delivered by the Company, the Indenture has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, the Indenture constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture conforms in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(q) Except as disclosed in the Disclosure Package, since the date of the latest audited financial statements included as part of or incorporated by reference in the Preliminary Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole.

(r) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Act and the Trust Indenture Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus and (iii) such as may be required by the rules and regulations of the Exchange with respect to the listing of the Securities on the Exchange.

(t) Neither the issue and sale of the Securities nor the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which its or their property is subject, or (iii) any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (i) (other than with respect to the Company), (ii) and (iii) hereof, any such breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries that would not (1) individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (2) adversely affect in a material respect the ability of the Company to perform its obligations under the Indenture, the Securities or this Agreement, or would otherwise be material in the context of the sale of the Securities.

(u) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated, and the results of their operations and their cash flows for each of the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(v) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would adversely affect in a material respect the ability of the Company to perform its obligations under the Indenture, the Securities or this Agreement, or would otherwise be material in the context of the sale of the Securities or (ii) would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) To the knowledge of the Company, PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(x) The Company and its subsidiaries possess such valid and current certificates, authorizations, licenses, approvals, consents or permits issued by the applicable regulatory agencies or bodies necessary to conduct their respective businesses, except as would not reasonably be expected to result in a Material Adverse Effect; and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except for any such proceedings as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Company’s internal control over financial reporting is effective in all material respects to perform the functions for which it was established and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(z) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective at the reasonable assurance level to perform the functions for which they were established, subject to the limitations of any such control system.

(aa) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes and the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC.

(dd) The interactive data in the eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made in book-entry form through a common depositary or its nominee on behalf of Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you or your counsel a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to the second sentence of paragraph (a) of this Section 5, amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as the Representatives may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as the Representatives may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the

Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any unsecured long-term debt securities similar to the Securities issued or guaranteed by the Company (other than the Securities), or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) in an amount not exceeding $5,000; (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) all fees and expenses related to the listing of the Securities on the Exchange; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 5(k) and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(l) The Company will use its commercially reasonable efforts to cause the Securities to be listed for trading on the Exchange within 30 days after the Closing Date.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

(b) The Company shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Company, to have furnished to the Underwriters their opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Exhibits A-1 and A-2, respectively.

(c) The Underwriters shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they shall reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the principal financial officer of the Company, dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the Commission; and

(iii) since the date of the most recent consolidated financial statements of the Company and its consolidated subsidiaries, incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e) The Company shall have furnished to the Underwriters a certificate of the Company related to certain litigation disclosures, signed by the General Counsel of the Company, dated the Closing Date, substantially in the form set forth in Exhibit B.

(f) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Underwriters), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package and the Final Prospectus. References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is in the reasonable judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof), so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, NY, 10017, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Deutsche Bank AG, London Branch on demand for all expenses (including fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities. Notwithstanding anything to the contrary herein, each Underwriter agrees, at its own expense, to pay the portion of all expenses not reimbursed by the Company pursuant to Sections 5 and 7 hereof represented by such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (a) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (b) (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus, in each case of clauses (i) through (iii), under the heading “Underwriting,” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ a single separate counsel (including a single local counsel in each relevant jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Agreement Among Underwriters; Stabilization. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the

Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Deutsche Bank AG, London Branch, “Stabilizing Manager” means Deutsche Bank AG, London Branch and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Agreement.

The Company hereby authorizes the Stabilizing Manager to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Commission Regulation (EC) 2273/2003 of the Commission of the European Communities. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule II hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s common stock shall have been suspended by the Commission or the Exchange or trading in securities generally on the Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof), impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, (a) if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention: Debt Syndicate (fax: +44 207 773 9098), (ii) Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: MTN Desk, (iii) Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2DB (fax no.: +44 207 545 4455) and (iv) Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attention: Syndicate Desk (fax: +44 207 995 0048); or, (b) if sent to the Company, will be mailed, delivered or telefaxed to MasterCard Incorporated, General Counsel (fax no.: (914) 249-4262) and confirmed to it at 2000 Purchase Street, Purchase, New York 10577, attention of General Counsel.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assignee by reason merely of such purchase.

15. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars,

the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall mean this Underwriting Agreement, by and between the Company and the Representatives as of the date hereof.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange” shall mean the New York Stock Exchange.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

[Signature Pages Follow]

Very truly yours,

MasterCard Incorporated

By:	/s/ Juan Rajlin
Name:	Juan Rajlin
Title:	Corporate Treasurer

The foregoing Agreement is

hereby confirmed and accepted

as of the date specified in

Schedule I hereto.

Barclays Bank PLC

Citigroup Global Markets Limited

Deutsche Bank AG, London Branch

Merrill Lynch International

Goldman, Sachs & Co.

J.P. Morgan Securities plc

Lloyds Bank plc

Mitsubishi UFJ Securities International plc

Mizuho International plc

The Royal Bank of Scotland plc

U.S. Bancorp Investments, Inc.

Banco Santander, S.A.

Bank of Montreal, London Branch

Commerzbank Aktiengesellschaft

HSBC Bank plc

Loop Capital Markets LLC

PNC Capital Markets LLC

Standard Chartered Bank

Academy Securities, Inc.

Blaylock Beal Van, LLC

Cabrera Capital Markets, LLC

Great Pacific Securities

Siebert Brandford Shank & Co., L.L.C.

By:	Barclays Bank PLC

By:	/s/ Sean White
Name:	Sean White
Title:	Legal UK & Europe

By:	Citigroup Global Markets Limited

By:	/s/ Tom Pauk
Name:	Tom Pauk
Title:	Delegated Signatory

By:	Deutsche Bank AG, London Branch

By:	/s/ Ritu Ketkar
Name:	Ritu Ketkar
Title:	Managing Director

By:	/s/ John C. McClan
Name:	John C. McClan
Title:	Managing Director

By:	Merrill Lynch International

By:	/s/ Clive Self
Name:	Clive Self
Title:	Managing Director

By:	Goldman, Sachs & Co.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

By:	J.P. Morgan Securities plc

By:	/s/ Joanna Dai
Name:	Joanna Dai
Title:	Vice President

By:	Lloyds Bank plc

By:	/s/ Amarpal Takk
Name:	Amarpal Takk
Title:	Head of Capital Markets Legal

By:	Mitsubishi UFJ Securities International plc

By:	/s/ Trevor Kemp
Name:	Trevor Kemp
Title:	Authorised Signatory

By:	Mizuho International plc

By:	/s/ Guy Reid
Name:	Guy Reid
Title:	Managing Director

By:	The Royal Bank of Scotland plc

By:	/s/ Rebecca Bishop
Name:	Rebecca Bishop
Title:	Senior Legal Counsel

By:	U.S. Bancorp Investments, Inc.

By:	/s/ Mike Dullaghan
Name:	Mike Dullaghan
Title:	Vice President

By:	Banco Santander, S.A.

By:	/s/ A. Ramon
Name:	A. Ramon
Title:	Executive Director

By:	/s/ Ignacio Boss
Name:	Ignacio Boss
Title:	Vice President

By:	Bank of Montreal, London Branch

By:	/s/ Andrew McClinton
Name:	Andrew McClinton
Title:	Managing Director

By:	/s/ Ian White
Name:	Ian White
Title:	Vice President

By:	Commerzbank Aktiengesellschaft

By:	/s/ Frank Nguyen
Name:	Frank Nguyen
Title:	Authorised Signatory

By:	/s/ Peter Schikaneder
Name:	Peter Schikaneder
Title:	Authorised Signatory

By:	HSBC Bank plc

By:	/s/ Karl Allen
Name:	Karl Allen
Title:	Director

By:	Loop Capital Markets LLC

By:	/s/ John J. Rocco
Name:	John J. Rocco
Title:	Managing Director

By:	PNC Capital Markets LLC

By:	/s/ Robert W. Thomas
Name:	Robert W. Thomas
Title:	Managing Director

By:	Standard Chartered Bank

By:	/s/ Rodrigo Cabernite
Name:	Rodrigo Cabernite
Title:	Executive Director

By:	Academy Securities, Inc.

By:	/s/ Spencer Wilcox
Name:	Spencer Wilcox
Title:	Director

By:	Blaylock Beal Van, LLC

By:	/s/ John Pascente
Name:	John Pascente
Title:	Senior Vice President

By:	Cabrera Capital Markets, LLC

By:	/s/ Santino Bibbo
Name:	Santino Bibbo
Title:	Managing Director

By:	Great Pacific Securities

By:	/s/ Christopher Vinck
Name:	Christopher Vinck
Title:	President

By:	Siebert Brandford Shank & Co., L.L.C.

By:	/s/ Charles D. Sorkin
Name:	Charles D. Sorkin
Title:	Managing Director

SCHEDULE I

Underwriting Agreement dated November 23, 2015

Registration Statement No. 333-204959

Representatives: Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Merrill Lynch International

Title, Purchase Price and Description of Securities:

Title:	1.100% Notes due 2022 (the “2022 Notes”)
2.100% Notes due 2027 (the “2027 Notes”)
2.500% Notes due 2030 (the “2030 Notes,” and together with the 2022 Notes and the 2027 Notes, the “Notes”)

Principal amount:	€700,000,000 with respect to the 2022 Notes
€800,000,000 with respect to the 2027 Notes
€150,000,000 with respect to the 2030 Notes

Purchase price to Underwriters (include accrued interest or amortization, if any):
98.984% with respect to the 2022 Notes
99.072% with respect to the 2027 Notes
99.215% with respect to the 2030 Notes

Sinking fund provisions:	None

Redemption provisions:

Prior to September 1, 2022 in the case of the 2022 Notes, September 1, 2027 in the case of the 2027 Notes, and September 1, 2030 in the case of the 2030 Notes, each of the 2022 Notes, 2027 Notes and 2030 Notes may be redeemed at the Company’s option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (Actual/Actual (ICMA)) at a rate equal to the sum of the applicable Bund Rate (as defined in the Prospectus Supplement) plus 20 basis points in the case of the 2022 Notes, plus 25 basis points in the case of the 2027 Notes, and plus 30 basis points in the case of the 2030 Notes.

On or after September 1, 2022 in the case of the 2022 Notes, September 1, 2027 in the case of the 2027 Notes, and September 1, 2030 in the case of the 2030 Notes, each of the 2022 Notes, 2027 Notes and 2030 Notes may be redeemed at the Company’s option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed.

The Company will also pay the accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

Closing Date, Time and Location: December 1, 2015 at 10:00 a.m. (London time) at the offices of Davis Polk & Wardwell LLP, located at 450 Lexington Avenue, New York, NY 10017.

Type of Offering: Non-delayed

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: December 2, 2015

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 6(e) at the Execution Time: None

2

SCHEDULE II

Underwriters	Principal Amount of 2022 Notes to be Purchased	Principal Amount of 2027 Notes to be Purchased	Principal Amount of 2030 Notes to be Purchased
Barclays Bank PLC	€102,789,000	€115,364,000	€19,000,000
Citigroup Global Markets Limited	102,789,000	115,364,000	19,000,000
Deutsche Bank AG, London Branch	102,789,000	115,364,000	19,000,000
Merrill Lynch International	102,789,000	115,364,000	19,000,000
Goldman, Sachs & Co.	20,631,000	24,182,000	5,000,000
J.P. Morgan Securities plc	20,631,000	24,182,000	5,000,000
Lloyds Bank plc	44,210,000	51,812,000	12,000,000
Mitsubishi UFJ Securities International plc	26,526,000	31,091,000	7,000,000
Mizuho International plc	26,526,000	31,091,000	7,000,000
The Royal Bank of Scotland plc	26,526,000	31,091,000	7,000,000
U.S. Bancorp Investments, Inc.	44,210,000	51,818,000	11,000,000
Banco Santander, S.A.	8,842,000	10,364,000	2,000,000
Bank of Montreal, London Branch	8,842,000	10,364,000	2,000,000
Commerzbank Aktiengesellschaft	8,842,000	10,364,000	2,000,000
HSBC Bank plc	8,842,000	10,364,000	2,000,000
Loop Capital Markets LLC	11,797,000	13,818,000	3,000,000
PNC Capital Markets LLC	8,842,000	10,364,000	2,000,000
Standard Chartered Bank	8,842,000	10,364,000	2,000,000
Academy Securities, Inc.	2,947,000	3,455,000	1,000,000
Blaylock Beal Van, LLC	2,947,000	3,455,000	1,000,000
Cabrera Capital Markets, LLC	2,947,000	3,455,000	1,000,000
Great Pacific Securities	2,947,000	3,455,000	1,000,000
Siebert Brandford Shank & Co., L.L.C.	2,947,000	3,455,000	1,000,000

Total	€700,000,000	€800,000,000	€150,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Final Term Sheet filed pursuant to Rule 433 dated November 23, 2015

SCHEDULE IV

Filed pursuant to Rule 433

Registration No. 333-204959

Issuer Free Writing Prospectus dated November 23, 2015

Relating to Preliminary Prospectus Supplement dated November 23, 2015

MasterCard Incorporated

€1,650,000,000

€700,000,000 1.100% Notes due 2022

€800,000,000 2.100% Notes due 2027

€150,000,000 2.500% Notes due 2030

Pricing Term Sheet

November 23, 2015

Issuer:	MasterCard Incorporated

Security:	1.100% Notes due 2022	2.100% Notes due 2027	2.500% Notes due 2030

Format:	SEC Registered

Size:	€700,000,000	€800,000,000	€150,000,000

Maturity Date:	December 1, 2022	December 1, 2027	December 1, 2030

Coupon:	1.100%	2.100%	2.500%

Interest Payment Dates:	Annually on December 1 of each year, commencing December 1, 2016	Annually on December 1 of each year, commencing December 1, 2016	Annually on December 1 of each year, commencing December 1, 2016

Price to Public:	99.459%	99.622%	99.740%

Benchmark Bund:	1.500% due September 4, 2022	1.000% due August 15, 2025	6.250% due January 4, 2030

Benchmark Bund Price and Yield:	109.63 / 0.075%	104.30 / 0.545%	172.49 / 0.797%

Spread to Benchmark Bund:	+110.6 basis points	+159.1 basis points	+172.4 basis points

Yield to Maturity:	1.181%	2.136%	2.521%

Spread to Mid Swaps:	+70 basis points	+107 basis points	+125 basis points

Mid Swaps Yield:	0.481%	1.066%	1.271%

Net Proceeds (after discount but before expenses):	692,888,000	792,576,000	148,822,500

Optional Redemption:

Make-Whole Call:	+20 bp prior to September 1, 2022	+25 bp prior to September 1, 2027	+30 bp prior to September 1, 2030

Par Call:	On or after September 1, 2022	On or after September 1, 2027	On or after September 1, 2030

ISIN / Common Code:	XS1327027998 / 132702799	XS1327028459 / 132702845	XS1327055932 / 132705593

Denominations:	€100,000 and integral multiples of €1,000 in excess thereof

Day Count Convention:	Actual / Actual (ICMA)

Trade Date:	November 23, 2015

Expected Settlement Date:	December 1, 2015 (T+6)

Listing:	Application will be made to list the notes on the New York Stock Exchange

Stabilization:	Stabilization/FCA

Joint Book-Runners:	Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, Merrill Lynch International, Goldman, Sachs & Co., J.P. Morgan Securities plc, Lloyds Bank plc, Mitsubishi UFJ Securities International plc, Mizuho International plc, The Royal Bank of Scotland plc and U.S. Bancorp Investments, Inc.

Senior Co-Managers:	Banco Santander, S.A., Bank of Montreal, London Branch, Commerzbank Aktiengesellschaft, HSBC Bank plc, Loop Capital Markets LLC, PNC Capital Markets LLC and Standard Chartered Bank

Co-Managers:	Academy Securities, Inc., Blaylock Beal Van, LLC, Cabrera Capital Markets, LLC, Great Pacific Securities and Siebert Brandford Shank & Co., L.L.C.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Bank PLC toll-free at 1-888-603-5847, Citigroup Global Markets Limited toll-free at 1-800-831-9146, Deutsche Bank AG, London Branch toll free at 1-800-503-4611 and Merrill Lynch International at 1-800-294-1322 or Dg.prospectus_requests@baml.com.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT A-1

FORM OF OPINION OF SIMPSON THACHER & BARTLETT

1. The Company is validly existing and in good standing as a corporation under the law of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2. The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended, and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

3. The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4. The statements made in each of the Pricing Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities” (including in the case of the Pricing Disclosure Package the information contained in the Pricing Term Sheet), insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of such terms in all material respects.

5. The statements made in each of the Preliminary Prospectus and the Prospectus under the captions “Material United States Federal Income Tax Consequences” and “Certain United States Federal Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7. The issue and sale of the Notes by the Company, the execution, delivery and performance by the Company of the Underwriting Agreement and the execution and delivery of the Indenture by the Company will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on Schedule I hereto, nor will such action violate the Certificate of Incorporation or By-laws of the Company or any federal or New York State statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York State statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except that it is understood that no opinion is given in this paragraph 7 with respect to any U.S. federal or state securities law or any rule or regulation issued pursuant to any U.S. federal or state securities law.

8. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Notes by the Company, and the compliance by the Company with all of the provisions of the Underwriting Agreement and the Indenture, except that it is understood that no opinion is given in this paragraph 8 with respect to any U.S. federal or state securities law or any rule or regulation issued pursuant to any U.S. federal or state securities law.

9. The Registration Statement has become effective under the Securities Act, the Pricing Term Sheet was filed on November 23, 2015 pursuant to the rules and regulations of the Commission under the Securities Act and the Prospectus was filed on November             , 2015 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

10. The Company is not, and immediately after the application of the proceeds of the offering as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, on the date hereof, will not be an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

EXHIBIT A-2

FORM OF LETTER OF SIMPSON THACHER & BARTLETT

1. We advise you that each of the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of November 23, 2015, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Exchange Act Documents; and

2. Nothing has come to our attention that causes us to believe that (a) the Registration Statement (including the Exchange Act Documents incorporated or deemed incorporated by reference therein and the Prospectus deemed to be a part thereof), as of November 23, 2015, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Pricing Disclosure Package (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of the Execution Time (as defined in the Underwriting Agreement), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of November 23, 2015 or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from, the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Exchange Act Documents.

EXHIBIT B

FORM OF CERTIFICATE OF GENERAL COUNSEL

MasterCard Incorporated

GENERAL COUNSEL’S CERTIFICATE

December 1, 2015

I, Timothy Murphy, General Counsel of MasterCard Incorporated, a Delaware corporation (the “Company”), hereby certify on behalf of the Company that as of the date hereof, there is no pending or, to my knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its material subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in any Preliminary Prospectus dated November 23, 2015 and the Final Prospectus dated November 23, 2015; and the statements included or incorporated by reference in the Preliminary Prospectus and the Final Prospectus under the headings “Government Regulation,” “Risk Factors—Legal and Regulatory Risks” and “Legal Proceedings” fairly summarize the matters therein described.

Terms used herein but not otherwise defined are used herein as defined in the Underwriting Agreement dated as of November 23, 2015 among the Company, Barclays Bank PLC, Citigroup Global Markets Limited, Deutsche Bank AG, London Branch and Merrill Lynch International.

IN WITNESS WHEREOF, I have signed this certificate on behalf of the Company as of the date first written above.

MASTERCARD INCORPORATED

By:
Name:	Timothy Murphy
Title:	General Counsel